UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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☐	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12

COGNIGEN NETWORKS, INC.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on the table below per Exchange Act Rules 14a-6 (i) (4) and 0-11.
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242727.14

COGNIGEN NETWORKS, INC.
10757 S. Riverfront Pkwy, Suite 125
South Jordan, Utah 84095

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
To Be Held on March __, 2008

To Our Shareholders:

A Special Meeting of Shareholders of Cognigen Networks, Inc., a Colorado corporation (the “Company”), will be held at the offices of Parr Waddoups Brown Gee & Loveless, 185 South State Street, Suite 1300, Salt Lake City, Utah  84111 on March __, 2008, at 11:00 a.m., Mountain time, for the following purposes:

1.                  to consider and vote on a proposal to amend the Articles of Incorporation of the Company to effect a reverse split of the outstanding shares of the common stock of the Company, pursuant to which each 50 shares of the Company's pre-split common stock issued and outstanding as of the effective date of the reverse split will be exchanged for one share of the Company's post-split common stock;

2.                  to consider and vote on a proposal to amend the Articles of Incorporation of the Company to reduce the number of authorized shares of common stock of the Company from 300,000,000 shares, $.001 par value per share, to 100,000,000 shares, $.0001 par value per share, and the number of authorized shares of preferred stock of the Company from 20,000,000 shares, no par value per share, to 400,000 shares, $.0001 par value per share;

3.                  to consider and vote on a proposal to amend the Articles of Incorporation of the Company to change the name of the Company to BayHill Capital Corporation and make other changes necessary to facilitate the foregoing actions and the re-incorporation of the Company as proposed below;

4.               to consider and vote on a proposal to re-incorporate the Company under the laws of the State of Delaware, and to authorize the officers of the Company to take all actions incident thereto;

5.               to consider and vote on a proposal to adopt the Cognigen Networks, Inc. 2008 Stock Incentive Plan; and

6.               to transact such other business as may properly come before the meeting or any adjournment(s) thereof.

The Board of Directors of the Company (the “Board”) has unanimously approved the foregoing proposals and recommends that you vote in favor of the proposals. Whether or not you are personally able to attend the meeting, please complete, sign and date the enclosed proxy card and return it in the enclosed prepaid envelope as soon as possible. This action will not limit your right to vote in person if you do wish to attend the meeting and vote personally.

i

The Board has fixed the close of business on February __, 2008 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting or any adjournment thereof. Shares of the common stock of the Company may be voted at the meeting only if the holder is present at the meeting in person or by valid proxy. Holders of the Company’s common stock are entitled to exercise dissenters’ rights under the provisions of the Colorado Business Corporations Act in connection with the proposed adoption of the re-incorporation of the Company. See “Dissenters’ Rights or Appraisal Rights” in the accompanying Proxy Statement for a description of those rights in greater detail.

The Board cordially invites you to attend the Special Meeting. Your attention is directed to the attached Proxy Statement for a discussion of the foregoing proposals.

By Order of the Board of Directors

James U. Jensen,
Chairman of the Board
February __, 2008

IMPORTANT: IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE SPECIAL MEETING. THEREFORE, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY MAIL THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

ii

COGNIGEN NETWORKS, INC.
10757 S. Riverfront Pkwy, Suite 125
South Jordan, Utah 84095

PROXY STATEMENT

The Board of Directors (the “Board”) of Cognigen Networks, Inc., a Colorado corporation (the “Company” or “we” or “us”), is soliciting proxies to be used at a Special Meeting of Shareholders of the Company to be held on March __, 2008, at 11:00 a.m., Mountain time, at the offices of Parr Waddoups Brown Gee & Loveless, 185 South State Street, Suite 1300, Salt Lake City, Utah 84111, and any adjournment(s) thereof (the “Special Meeting”) for the following purposes:

1.                  to consider and vote on a proposal to amend the Articles of Incorporation of the Company (the “Articles of Incorporation”) in order to effect a reverse split of the outstanding shares of the common stock of the Company (the “Common Stock”), pursuant to which each 50 shares of the pre-split Common Stock issued and outstanding as of the effective date of the reverse split will be reclassified and combined into one share of post-split Common Stock (the “Reverse Split”);

2.                  to consider and vote on a proposal to amend the Articles of Incorporation in order to reduce the number of authorized shares of Common Stock from 300,000,000 shares, $.001 par value per share, to 100,000,000 shares, $.0001 par value per share, and the number of shares of preferred stock of the Company (the “Preferred Stock”) from 20,000,000 shares, no par value per share, to 400,000 shares, $.0001 par value per share (the “Authorized Share Reduction);

3.                  to consider and vote on a proposal to amend the Articles of Incorporation in order to change the name of the Company to BayHill Capital Corporation and make other changes necessary to facilitate the foregoing proposals and the re-incorporation of the Company as proposed below (the “Name Change”);

4.               to consider and vote on a proposal to re-incorporate the Company under the laws of the State of Delaware, and to authorize the officers of the Company to take all actions incident thereto (the “Re-Incorporation”), substantially as described in the form of Plan of Conversion attached hereto as Appendix A (the “Plan of Conversion”), and including the execution and filing of a Certificate of Incorporation in Delaware, substantially in the form attached hereto as Appendix B (the “Delaware Certificate of Incorporation”), and a Certificate of Conversion in Delaware, substantially in the form attached hereto as Appendix C (the “Delaware Certificate of Conversion”), and a Certificate of Conversion in Colorado, substantially in the form attached hereto as Appendix D (the “Colorado Certificate of Conversion”) on behalf of the Company;

5.               to consider and vote on a proposal to adopt the Cognigen Networks, Inc. 2008 Stock Incentive Plan, in the form adopted by the Board, a copy of which is attached hereto as Appendix E (the “Stock Incentive Plan”); and

242727.10

6.               to transact such other business as may properly come before the Special Meeting or any adjournment(s) thereof.

If each of the proposals to amend the Articles of Incorporation (which consist of proposals 1, 2 and 3 above, and relate to the Reverse Split, the Authorized Share Reduction and the Name Change) are approved, management of the Company intends to execute the Amended and Restated Articles of Incorporation of the Company, substantially in the form attached hereto as Appendix F (the “Amended and Restated Articles of Incorporation”). In the event that one or more of the proposals to amend the Articles of Incorporation are approved, but other proposals to amend the Articles of Incorporation are not approved, management of the Company intends to execute the Amended and Restated Articles of Incorporation, modified as necessary to effect the adopted proposals that the Board determines are in the best interest of the Company. If none of the proposals to amend the Articles of Incorporation are approved, the Company will not execute or file the Amended and Restated Articles of Incorporation.

History of the Company and Background of the Proposals

The Company was incorporated in May 1983 in the State of Colorado. We market and sell services and products through commission-based marketing agents who use the Internet as a platform to provide customers and subscribers with a variety of telecommunications and technology-based products and services (the “Business”).  In the mid-1990’s we commenced our initial efforts to create a marketing organization based exclusively on the Internet.  Our initial efforts were focused on developing tools which would enable marketing agents to promote and sell products and services on the Internet.  One of the first products we offered to Internet-based marketing agents was a “self-replicating” web page.  Our web page product was designed to enable marketing agents to create a set of high-content, personalized e-commerce web sites.  Our web page product also enabled marketing agents to view the agent’s records, activity and account status on each account the agent was working.  Since offering that initial product, we have explored, acquired and developed other products and services, with the objective of enhancing our business of Internet-based sales and marketing.

Historically, we have generated revenues in two ways.  First, we have generated marketing commission revenues from vendors who are represented on web sites operated by our independent agents and for whom we sell products and services via contractual agreements.  Generally, we enter into contractual agreements with these vendors, who pay us commissions based on the volume of products and services sold by our independent sales agents.  We then pay a portion of those commission revenues to the independent sales agents responsible for making the sales upon which the commissions were based.  A significant portion of our commission revenues is attributable to the sale of domestic and international long distance services; however, we also generate commission revenues from the sale of prepaid calling cards/pins and paging, wireless communications, computers and Internet-based telecommunications products.  The vendors we represent (through our independent agents) include AT&T, AccuLinq, Inphonic Cellular, ShopForT1, Convergia, IBN Tel, Pioneer Telephone, OPEX, PowerNet Global, UniTel and Trinsic.  During the fiscal years ended June 30, 2007 and

June 30, 2006 and the fiscal quarter ended September 30, 2007, we generated marketing commission revenues of $5,619,892, $6,245,275 and $1,221,416, respectively.

Second, we have also generated revenues from sales of proprietary products and services.  Generally, we have acquired or developed these proprietary products and services with the intention of marketing such products and services through our independent agent network.  These products and services have included long distance telecommunication services, online shopping websites and broadband voice, data, video and management communication and control support services.  Most of these products have been sold by our independent agents, and we have paid commissions to our agents based on the dollar volume of products sold.  During the fiscal years ended June 30, 2007 and June 30, 2006 and the fiscal quarter ended September 30, 2007, we generated proprietary product sales revenue of $1,462,665, $3,862,123 and $15,233, respectively.

One of the proprietary products we sought to develop was an integrated suite of services, which was identified as the Retail Technologies Co-op and was oriented to the quick service retail industry.  This quick service retail industry includes “fast food” restaurants, automobile maintenance establishments, convenience stores and other businesses which require rapid communications to a large number of franchised or company-owned retail operations.  In an effort to develop and market the Retail Technologies Co-op, through a series of transactions completed in 2006, we acquired 100% of Cognigen Business Systems Inc. (“CBSi”).  In exchange for the ownership of CBSi, we paid $50,000 and issued 1,246,028 shares of Common Stock to unaffiliated joint venture partners.  During the fiscal years ended June 30, 2007 and June 30, 2006 and the fiscal quarter ended September 30, 2007, we generated revenue from the CBSi operations in the amount of $58,463, $0 and $15,233, respectively.  During the same period (July 1, 2005 through September 30, 2007) we incurred in excess of $600,000 in expenses associated with the CBSi operations.  After reviewing the activities and operations of CBSi, the Board concluded that the large losses generated by CBSi, and the projected amount of cash required to develop and market the Retail Technologies Co-op, did not warrant our further investment in CBSi or our continued marketing and sale of the Retail Technologies Co-op.  The Board determined that it was in the best interests of the Company and its shareholders to focus our efforts on continuing to develop our historical agent marketing business and, on September 14, 2007, we sold our 100% ownership interest of CBSi back to the original joint venture partners from whom we purchased such shares in 2006. We received 1,246,028 shares of Common Stock and other consideration, the aggregate of which was valued at $42,984, in exchange for our sale of the CBSi ownership interest.

On November 30, 2007, we acquired substantially all of the assets of Commission River Inc. (“Commission River”), which consisted mainly of back office and accounting technology developed for administering agent marketing businesses such as the Business. At the time of the Commission River acquisition, our technology was in need of substantial upgrading of both content and data base application. The Board determined it was more economical to acquire the Commission River technology rather than upgrading our present applications and developing additional applications to remain competitive in the Business. We plan to use the Commission River technology to replace and augment our present back office and accounting applications in furtherance of the Business. We believe the technology acquired in the Commission River acquisition will enhance our ability to support and service our existing independent agents and provide a platform for development and expansion of the Business in the future.  Among the assets we acquired in the Commission River acquisition was the name Commission River.  We believe the Commission River name has significant appeal for independent marketing agents, which are the principal means of marketing our products and services.  As we contemplate our business strategy, and anticipate that we will explore business opportunities outside our historical commission-based marketing activities, we currently intend to use the Commission River name to identify our continuing commission-based marketing activities.

As part of the decision to continue its focus on the Business, the Board has unanimously approved the Reverse Split, the Authorized Share Reduction, the Name Change and the Re-Incorporation and recommends that the shareholders approve such proposals. The Board believes that it is in the best interests of the Company and its shareholders to give effect to each of these proposals in order to continue to develop, market and promote the Company and the Business.

Beneficial Ownership

The following table sets forth, as of January 31, 2008, the number of shares of Common Stock beneficially owned by each of our current directors and executive officers, sets forth the number of shares of outstanding Common Stock beneficially owned by all of our current executive officers and directors as a group, and sets forth the number of shares of Common Stock owned by each person who owned of record, or was known to own beneficially, more than five percent of the outstanding shares of Common Stock. Beneficial ownership is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934. In computing the number of shares beneficially owned by a person or a group and the percentage ownership of that person or group, shares of Common Stock subject to options or warrants currently exercisable or exercisable within 60 days after the date of this Proxy Statement are deemed outstanding, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person. As of January 31, 2008, we had 62,199,059 shares of common stock outstanding:

Name of Beneficial Owner	Beneficial Ownership(a)		Percent of Class
Robert K. Bench, Director and Chief Executive Officer	18,014,165	(b)	29%
James U. Jensen, Director	1,509,600	(c)	2%
John M. Knab, Director	1,200,000		2%
John D. Thomas, Director	1,200,000		2%
Roy D. Banks, Director	0
Todd Esplin, Vice President Corporate Development	13,780,832	(b)	22%

Patrick Oborn, Vice President Marketing Commission River	10,122,726	(d)	16%
Adam Edwards, President of Commission River	10,122,726	(e)	16%
Commission River Inc.	16,000,000		26%
All current executive officers and	45,469,217	(b)(c)(d)(e)	73%
directors as a group (8 persons)

(a)	Except as indicated below, each person has sole and voting and/or investment power over the shares listed.

(b)
Includes 10,311,040 shares owned by BayHill Capital, LC and 169,792 shares owned by BayHill Group, LC, an affiliate of BayHill Capital, LC, all of which may be deemed to be beneficially owned by Robert K. Bench and Todd Esplin who may be deemed to own or control BayHill Group LC, and its affiliates, including BayHill Capital, LC.

(c)	Includes 5,600 shares owned by Mr. Jensen’s wife, which may be deemed to be beneficially owned by Mr. Jensen.
(d)	Includes 7,272,726 shares owned by Commission River Inc. which may be deemed to be beneficially owned by Patrick Oborn who may be deemed to own or control Commission River Inc.
(e)	Includes 7,272,726 shares owned by Commission River Inc. which may be deemed to be beneficially owned by Adam Edwards who may be deemed to own or control Commission River Inc.

Who Can Vote

Shareholders of record as of the close of business on February __, 2008 (the “Record Date”) may vote at the Special Meeting and at any adjournment(s) of the Special Meeting. Each shareholder has one vote for each share of the Common Stock held of record by such shareholder on the Record Date. On the Record Date, there were 62,199,059 shares of Common Stock issued and outstanding. The Company has authorized 20,000,000 shares of Preferred Stock, none of which are issued and outstanding.

How You Can Vote

All valid proxies received by the Secretary of the Company before the Special Meeting and not revoked will be exercised. All shares of Common Stock validly represented by proxy will be voted and, where a shareholder specifies by means of a valid proxy a choice with respect to any matter to be acted upon, the shares of Common Stock will be voted in accordance with the specifications so made. If you do not specify on your proxy card how you want to vote your shares and authority to vote is not specifically withheld, your shares will be voted as follows: (i) For the proposal to amend the Articles of Incorporation to effect the Reverse Split; (ii) For the proposal to amend the Articles of Incorporation to effect the Authorized Share Reduction; (iii) For the proposal to amend the Articles of Incorporation to effect the Name Change and make other necessary changes to facilitate the foregoing proposals and the Re-Incorporation; (iv) For the proposal to effect the Re-Incorporation; (v) For the approval of the Stock Incentive Plan; and (vi) For the transaction of such other business as may properly come before the Special Meeting or any adjournment(s) thereof. Shareholders who hold their shares in “street name” (i.e., in the name of a bank, broker or other record holder) must vote their shares in the manner prescribed by their banks, brokers, or other record holders.

How You Can Revoke Your Proxy

You can revoke your proxy at anytime before it is exercised in one of three ways:

1.            by delivering to the Secretary of the Company a written instrument of revocation bearing a date later than the date of the proxy;

2.            by duly executing and delivering to the Secretary of the Company a subsequent proxy relating to the same shares; or

3.            by attending the Special Meeting and voting in person, provided that you notify the Company’s Secretary at the Special Meeting of your intention to vote in person at any time prior to the voting of your proxy.

Required Votes

The holders of one-third of the outstanding shares of Common Stock present at the Special Meeting shall constitute a quorum. If a quorum is present, the number of votes required to approve the various proposals to be presented at the Special Meeting will depend on the proposal presented. With respect to each of the three proposals to amend the Articles of Incorporation, including the Reverse Split, the Authorized Share Reduction and the Name Change, approval requires that the votes cast by shareholders approving the action exceed the votes cast by the shareholders opposing the action who are either present in person or represented by proxy at the Special Meeting. With respect to the proposal to approve the Stock Incentive Plan, approval requires that the votes cast by shareholders approving the action exceed the votes cast by the shareholders opposing the action who are either present in person or represented by proxy at the Special Meeting.  With respect to the proposal to approve the Re-Incorporation, approval requires the affirmative vote of a majority of the issued and outstanding shares of Common Stock entitled to vote at the Special Meeting.

The total number of votes that could be cast at the Special Meeting is the number of votes actually cast plus the number of abstentions. Abstentions are counted as “shares present” at the Special Meeting for purposes of determining whether a quorum exists and have the effect of a vote “against” any matter as to which a specific proportion of affirmative votes is required for approval. Proxies submitted by brokers that do not indicate a vote for some or all of the proposals because they do not have discretionary voting authority and have not received instructions as to how to vote on these matters (so called “broker non-votes”) will be counted for the purpose of determining the presence of or absence of a quorum but will not be counted for determining the number of votes for or against a proposal.

Dissenters’ Rights or Appraisal Rights

Holders of shares of Common Stock will have the right to dissent and seek the payment of "fair value" of their shares with regard to the Re-Incorporation. Pursuant to Article 113 of the Colorado Business Corporations Act (the “CBCA”), such holders of record of Common Stock who object and who follow the procedures prescribed by Article 113 of the CBCA will be entitled to receive a cash payment equal to the "fair value" of the shares of Common Stock held by them. Set forth below is a summary of the procedures such holders of Common Stock must follow in order to exercise their dissenters' rights under the CBCA. This summary does not purport to be complete and is qualified in its entirety by reference to Article 113 of the CBCA (a copy of which is attached to this Proxy Statement as Appendix G) and to any amendments to, or modifications of, such provisions as may be adopted after the date hereof.

Any such holder of shares of Common Stock contemplating a possibility of objecting to the Re-Incorporation should carefully review the text of Exhibit G (particularly the specified procedural steps required to perfect their dissenters' rights) and should consult as appropriate with such holder's legal counsel. YOUR DISSENTERS' RIGHTS WILL BE LOST IF THE PROCEDURAL REQUIREMENTS OF ARTICLE 113 OF THE CBCA ARE NOT FULLY AND PRECISELY SATISFIED.

A record shareholder may assert dissenters' rights to fewer than all shares registered in the record shareholder’s name only if the shareholder dissents with respect to all shares beneficially owned by a beneficial holder for whom the shareholder acts as nominee and notifies the Company in writing of the name, address and federal taxpayer identification number of each person on whose behalf the shareholder has asserted dissenters' rights. A beneficial holder may assert dissenters' right as to shares held on the beneficial holder’s behalf only if the record holder submits to the Company the record holder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights and does so with respect to all shares to which the record holder is the beneficial owner.

Under Article 113 of the CBCA, if notice of dissenters' rights has been properly given to the shareholders of the Company, any shareholder who desires to assert dissenters' rights shall deliver to the Company before the vote is taken written notice of the shareholder’s intent to demand payment for the shareholder’s shares if the proposed action is effected and shall not vote the shareholder’s shares in favor of the proposed action. If the proposed corporate action is effected, the Company shall deliver a written dissenters' notice to all shareholders who properly exercised their dissenters' rights within ten (10) days after the effective date of the corporate action. Such notice from the Company shall include, among other items, a form for demanding payment, an address where certificates representing shares of Common Stock must be deposited along with the demand for payment, and a date not less than thirty (30) days after the date of the Company's delivery of the initial dissenters' notice by which the Company must receive the payment demand. A shareholder who demands payment and deposits the shareholder’s share certificates in accordance with the terms of the Company's dissenters' notice shall be entitled to receive from the Company the amount that the Company estimates to be the "fair value" of the shares plus accrued interest. Such payment is to be accompanied by specified financial information regarding the Company, a statement of the Company's estimate of the fair value of the shares and an explanation of how any accrued interest was calculated. If a dissenting shareholder disagrees with the Company's calculation of the "fair value" for the shares tendered, the shareholder may notify the Company in writing of the shareholder’s own estimate of fair value or reject the Company's offer and demand payment of fair value of the shareholder’s shares. A dissenting shareholder waives the shareholder’s rights to contest the Company's determination of "fair value" unless the shareholder notifies the Company of the shareholder’s demand of payment of a different value in writing within thirty (30) days after the Company made or offered payment for the shareholder’s shares.

If a demand for payment remains unresolved, the Company may commence a proceeding within sixty (60) days after receiving the payment demand and petition the court to determine the fair value of the shares for which payment has been demanded (together with accrued interest). If the Company does not commence a proceeding within the sixty day period, it must pay to each dissenting shareholder the amount demanded by such shareholder.

Other Matters to be Acted Upon at the Special Meeting

Our management knows of no matters, other than the consideration of, and voting with respect to, the proposal to approve the amendment of the Articles of Incorporation to effect the Reverse Split, the proposal to approve the amendment of the Articles of Incorporation to effect the Authorized Share Reduction, the proposal to approve the amendment of the Articles of Incorporation to effect the Name Change, the proposal to approve the Re-Incorporation and the proposal to approve the Stock Incentive Plan, that are expected to be presented for consideration at the Special Meeting.

Submitting Shareholder Proposals

The deadline for submitting shareholder proposals for inclusion in the Company’s proxy statement and form of proxy for the Company’s next Annual Meeting is July 22, 2008.

Solicitation

This solicitation is being made by the Company. The cost of soliciting proxies, including the cost of preparing and mailing the accompanying Notice and this Proxy Statement, will be paid by the Company. Solicitation will be conducted primarily by mailing this Proxy Statement to all shareholders entitled to vote at the Special Meeting. Proxies may also be solicited by our officers and directors personally or by telephone or facsimile, without additional compensation. We may reimburse brokers, banks, and others holding shares in their names for others for the cost of forwarding proxy materials and obtaining proxies from beneficial owners.

Communications with the Board of Directors

Shareholders may communicate with any and all members of the Board by transmitting correspondence by mail to:

Cognigen Networks, Inc.
10757 S. Riverfront Pkwy, Suite 125
South Jordan, Utah 84095
Attn: Secretary
Shareholder Communications

Shareholders should clearly specify in each communication the name of the individual director or group of directors to whom the communication is directed and that the communication is from a Company shareholder. Shareholder communications received by the Secretary of the Company will be promptly forwarded to the specified director or group of directors, as appropriate. Communications that are abusive, in bad taste or that present safety or security concerns may be handled differently. We generally will not forward to a director or group of directors a shareholder communication that requests general information about the Company that can be handled by our corporate staff.

If a communication is sent to the Board or a Committee thereof, the Chairman of the Board or the Chairman of that Committee, as the case may be, will determine whether a response to the communication is warranted. If a response to the communication is warranted, the content and method of the response may be coordinated with counsel.

CERTAIN RISKS ASSOCIATED WITH THE PROPOSALS TO BE CONSIDERED AT THE SPECIAL MEETING

If the Reverse Split is approved and consummated, there will be a substantial excess of authorized shares for issuance.

If the Reverse Split is approved and consummated, the Company will have only 1,243,981 issued and outstanding shares of Common Stock.  If the Reverse Split is approved and consummated, but the Authorized Share Reduction is not approved, the Company would have in excess of 298,000,000 shares of Common Stock which would be authorized but not issued.  If both the Reverse Split and the Authorized Share Reduction are approved and consummated, the number of authorized but unissued shares of Common Stock would be reduced, but would still exceed 98,000,000 shares.

A significant number of authorized but unissued shares could create a number of concerns for our shareholders.  Among those concerns, is the Board’s ability to issue any or all of those shares at any time, and from time to time, as the Board sees fit.  If the Reverse Split is approved and consummated, the number of authorized but unissued shares of Common Stock would be at least 78 times the number of shares of Common Stock which would then be issued and outstanding (if the Authorized Share Reduction is also approved and consummated), and could be in excess of 239 times the number of shares of Common Stock which would then be issued and outstanding (if the Authorized Share Reduction is not approved or consummated).  The large number of authorized but unissued shares could be used for any purpose approved by the Board.  Those purposes could include merger, acquisition or capital financing transactions in which the percentage ownership of the Common Stock held by our existing shareholders would be significantly diluted.  Those purposes cold also include grants of shares of Common Stock, or options, warrants or other rights to acquire shares of Common Stock, to employees, officers, directors (including the members of the Board who possess the authority to determine whether and in what amount such grants should be made), consultants or other parties.  Those purposes could also include other transactions with third parties (including members of the Board), in which the Board determines that shares of Common Stock should be issued in exchange for consideration provided by the other party.  Any or all of the forgoing actions could result in significant and potentially detrimental dilution of the percentage ownership of our existing shareholders.

Shareholders should also recognize that an excessively large number of authorized but unissued shares could, under certain circumstances, have an anti-takeover effect on the Company.  For example, a large number of authorized but unissued shares of Common Stock would permit the Board to issue shares of Common Stock that would dilute the stock ownership of a person seeking to effect a change in the composition of the Board or contemplating a tender offer or other transaction for the combination of the Company with another entity.

The consummation of the Reverse Split may reduce the aggregate market capitalization of our stock.

If the proposal to amend the Articles of Incorporation to effect the Reverse Split is approved and the Reverse Split is effected, the number of outstanding shares of Common Stock will be reduced dramatically. Given the potentially significant reduction in the number of shares that would then be outstanding, our total market capitalization will also be reduced dramatically unless the price per share of our Common Stock, as determined by the trading activity in our Common Stock, is dramatically increased. Accordingly, the total market capitalization of our Common Stock, if the proposed Reverse Split and Re-Incorporation are effected, may be lower than the total market capitalization of the Common Stock before the proposed Reverse Split and Re-Incorporation are effected. There can be no assurance that the total market capitalization of the Common Stock (the aggregate value of all shares of the Common Stock then issued and outstanding, multiplied by the then-existing market price per share of Common Stock), after effecting the Reverse Split and the Re-Incorporation (the “BayHill Common Stock”) will be equal to or greater than the total market capitalization of the Common Stock before effecting the Reverse Split and the Re-Incorporation, or that the per share market price of the BayHill Common Stock following the consummation of the Reverse Split and the Re-Incorporation will either equal or exceed the current per share market price of the Common Stock.

The consummation of the Reverse Split, the Authorized Share Reduction and the Re-Incorporation may have a negative impact on the market value of our stock.

There can be no assurance that the market price per new share of the BayHill Common Stock after the consummation of the Reverse Split, the Authorized Share Reduction and the Re-Incorporation will increase in proportion to the reduction in the number of old shares of the Common Stock outstanding before the consummation of the Reverse Split, the Authorized Share Reduction and the Re-Incorporation. For example, based on the closing bid price of the Common Stock on February [__], 2008 of $0.[__] per share, if the Board decided to effect the Reverse Split and Re-Incorporation, there can be no assurance that the closing bid price of the post-split BayHill Common Stock would be $[____] per share or greater. Accordingly, the market price of the BayHill Common Stock following the Reverse Split, the Authorized Share Reduction and the Re-Incorporation may not exceed an amount which is equal to 50 times the market price of the Common Stock prior to the consummation of the Reverse Split, the Authorized Share Reduction and the Re-Incorporation. If the trading market for the BayHill Common Stock does not apply a multiplier of at least 50 to the price of the existing Common Stock, the value of shares of Common Stock held by our existing shareholders will be reduced, and may be reduced dramatically. In order to minimize the franchise tax liability of the Delaware-incorporated Company after the Re-Incorporation, the Company has been advised to reduce the par value of its Common Stock from $.001 per share to $.0001 per share. While par value bears no relationship to market value, investors who are not knowledgeable about the relative insignificance of par value may perceive that the reduction in par value is in some way meaningful.

Consummation of the Reverse Split will eliminate the share ownership of many of our existing shareholders.

If the proposal to consummate the Reverse Split is approved and we proceed to effect the Reverse Split, all existing shareholders who own fewer than fifty shares of Common Stock will cease to own any shares of Common Stock; and, in lieu of their ownership of post-split Common Stock, will possess a right only to receive payment of the fractional share of post-split Common Stock which would otherwise be issued to them in connection with the Reverse Split. One of the effects of the Reverse Split will be to eliminate the share ownership of such shareholders, without any action or determination on their part.

If the Reverse Split is consummated, shareholders entitled to receive fractional share payments who do not return their stock certificates will receive no payments.

If the Reverse Split is consummated, no fractional shares or scrip certificates will be issued to the holders of presently issued and outstanding shares of the Common Stock. Rather, if any holder of shares of the Common Stock would otherwise be entitled to a fractional share of post-split Common Stock after all shares of Common Stock held by such holder are consolidated, and if the certificate(s) representing shares held by such holder are presented for exchange within 60 days of the mailing of related instructions, we will pay to such holder an amount in cash equal to the product obtained by multiplying such fraction by the average of the closing prices (as adjusted to reflect the reverse stock split contemplated hereby) of the Common Stock, as reported by the Over-The-Counter Bulletin Board during the 20 trading days preceding the date that is five days before the Effective Time. If a shareholder entitled to receive a fractional share payment does not timely present one or more certificates for exchange, the shareholder will forfeit any right to receive a fractional share payment.

The consummation of the Reverse Split, the Name Change and the Re-Incorporation may not attract institutional investors or investment funds to purchase the BayHill Common Stock.

If the proposals to consummate the Reverse Split and Re-Incorporation are approved and we move forward to consummate the transactions contemplated by such proposals, the resulting per share price for the BayHill Common Stock may not attract institutional investors or investment funds and may not satisfy the investing guidelines of such investors and, consequently, the trading liquidity of the BayHill Common Stock may be no better, and could be worse, than the existing trading liquidity of the Common Stock. There can be no assurance that consummation of the Reverse Split and Re-Incorporation will result in a per share price that will attract institutional investors or investment funds or that such share price will satisfy the investing guidelines of institutional investors or investment funds.

PROPOSALS RELATED TO THE AMENDED AND RESTATED ARTICLES OF INCORPORATION

The Board has unanimously approved the Reverse Split, the Authorized Share Reduction and the Name Change and recommends that you vote in favor of the proposals. Whether or not you are personally able to attend the meeting, please complete, sign and date the enclosed proxy card and return it in the enclosed prepaid envelope as soon as possible. This action will not limit your right to vote in person if you do wish to attend the meeting and vote personally.

Interconnection Between the Reverse Split, the Authorized Share Reduction and the Name Change

If the Reverse Split, the Authorized Share Reduction and the Name Change are all approved, it is anticipated that the Board will cause the Amended and Restated Articles of Incorporation to be effected as promptly as reasonably possible following such approval (the “Effective Time”) to effect the actions contemplated by the proposals. Nevertheless, the Amended and Restated Articles of Incorporation may be modified to effect some of the proposals but not other proposals, or it may be abandoned by action of the Board at any time prior to the Effective Time, whether before or after the approval by our shareholders, if the Board determines for any reason, in its sole judgment and discretion, that the adoption of the Amended and Restated Articles of Incorporation should be delayed or would be inadvisable or not in the best interests of the Company and its shareholders, as the case may be. If one or more of the three proposals to amend the Articles of Incorporation, including the Reverse Split, the Authorized Share Reduction and the Name Change, is approved, but other such proposals are not approved, the Board may amend the Articles of Incorporation in the manner the Board sees fit in order to give effect to those approved proposals that the Board believes are in the best interests of the Company and its shareholders at that time. If one or more of such proposals are not approved, the Board may determine that it is in the best interests of the Company and its shareholders not to give effect to any of the proposals.

If the Reverse Split, Authorized Share Reduction and Name Change proposals are approved by the Company’s shareholders, they would be accomplished by filing the Amended and Restated Articles of Incorporation with the Secretary of State of Colorado, pursuant to which, without further action on the part of the Company or the shareholders of the Company, each 50 shares of Common Stock issued and outstanding as of the Effective Date would be automatically converted into one share of Common Stock, the authorized shares of Common Stock would be reduced from 300,000,000 shares, $.0001 par value per share, to 100,000,000 shares, $.0001 par value per share, the Preferred Stock would be reduced from 20,000,000 shares, no par value per share, to 400,000 shares, $.0001 par per share, and the name of the Company would be changed to BayHill Capital Corporation.

PROPOSAL NO. 1: APPROVAL OF THE REVERSE SPLIT

Summary

The Board has unanimously adopted a resolution approving the Reverse Split and believes that it is in the best interests of the Company and its shareholders to approve the Reverse Split. Management anticipates that, if approved and consummated, the principal effects of the Reverse Split will be that:

1.               The number of outstanding shares of Common Stock will be reduced from approximately 62,199,059 to approximately 1,243,981;

2.     The number of shares of post-split Common Stock held by each shareholder will be equal to 1/50th of the number of shares of pre-split Common Stock held by that shareholder;

3.       The trading price of the Common Stock (on a post-split basis) will be greater than the current trading price of a share of Common Stock (the exact trading price of the Common Stock will depend on the reaction, if any, of the public market for the Common Stock, as well as other factors, all as discussed in greater detail below);

4.       Those holders of the Common Stock who own fewer than fifty shares immediately prior to the consummation of the Reverse Split will cease to own any shares of Common Stock, and, in lieu of their ownership of Common Stock, will possess a right only to receive payment for the fractional share of post-split Common Stock which would otherwise be issued to them in connection with the Reverse Split; and

5.     The Company will be authorized to issue 300,000,000 shares of Common Stock, of which approximately 1,243,981 shares will be issued and outstanding. If the Authorized Share Reduction is also approved and consummated, the Company will be authorized to issue 100,000,000 shares of Common Stock, of which 1,243,981 shares will be issued and outstanding.

General

Except for adjustments that may result from the treatment of fractional shares as described below, our management does not believe the consummation of the Reverse Split will have a dilutive effect on our shareholders, since each shareholder would hold the same percentage of Common Stock outstanding immediately following the Reverse Split as such shareholder held immediately prior to the Reverse Split. The Reverse Split would not affect the relative voting and other rights that accompany the shares of Common Stock.

Reasons for Approving the Reverse Split

The Board believes that the Reverse Split will increase the per-share stock price of the Common Stock to increase the attractiveness of the Common Stock to prospective investors and the financial community. Currently, the Common Stock is traded on the Over-The-Counter ("OTC") Electronic Bulletin Board or the "pink sheets" (under the symbol "CGNW"). The closing price for the Common Stock as reported on the OTC Electronic Bulletin Board during the period from January ____, 2008 to February ___, 2008 has ranged from a high of $0.__ to a low of $0.__. The closing price on February __, 2008 was $0.___.

The Board believes that the approval of the Reverse Split and the potential increase in the per share price of the Common Stock should enhance the acceptability and marketability of the Common Stock to the financial community and investing public. Many institutional investors have policies prohibiting them from holding lower-priced securities in their portfolios, which reduces the number of potential buyers of the Common Stock. Additionally, analysts at many brokerage firms are reluctant to recommend lower-priced securities to their clients or monitor the activity of lower-priced securities. Brokerage houses also frequently have internal practices and policies that discourage individual brokers from dealing in lower-priced securities. Further, because brokers' commissions on lower-priced securities generally represent a higher percentage of the price of the securities than commissions on higher-priced securities, investors in lower-priced securities pay transaction costs which are a higher percentage of their total securities value, which may limit the willingness of individual investors and institutions to purchase the Common Stock.

Although the Board believes that the consummation of the Reverse Split is in the best interests of the Company and its shareholders, if approved and consummated, the Reverse Split will result in some shareholders owning "odd-lots" of less than 100 shares of Common Stock. Brokerage commissions and other costs of transactions in odd lots may be higher, particularly on a per share basis, than the cost of transactions in even multiples of 100 shares.

We cannot assure you that the Reverse Split will be consummated, even if approved, or that the Reverse Split will have any of the desired consequences described above.

Fractional Shares

If the proposal to approve the Reverse Split is approved at the Special Meeting and the Reverse Split is effected, no fractional shares or scrip certificates shall be issued to the holders of presently issued and outstanding shares of the Common Stock. Rather, if any holder of shares of the Common Stock would otherwise be entitled to a fractional share after all shares of Common Stock held by such holder are consolidated, and if the certificate(s) representing shares held by such holder are presented for exchange within 60 days of the mailing of related instructions, we will pay to such holder an amount in cash equal to the product obtained by multiplying such fraction by the average of the closing prices (as adjusted to reflect the reverse stock split contemplated hereby) the Common Stock, as reported by the Over-The-Counter Bulletin Board during the 20 trading days preceding the date that is five days before the Effective Time. The fractional shares related to certificate(s) that are not presented for exchange on a timely basis will be cancelled without consideration.

Effect on shares available for future issuance

If the Reverse Split is approved at the Special Meeting and is subsequently effected, the Company would have a significant number of authorized shares available for future issuance.  The large number of authorized but unissued shares could be used by the Board for financings, acquisitions, grants to employees, executives, directors and consultants and other actions, any or all of which could have a dilutive effect on the percentage ownership of the existing holders of Common Stock.  Some of the principal risks associated with the potentially large number of authorized but unissued shares of Common Stock which would result from approval of the Reverse Split are described above under the heading “CERTAIN RISKS ASSOCIATED WITH THE PROPOSALS TO BE CONSIDERED AT THE SPECIAL MEETING - If the Reverse Split is approved and consummated, there will be a substantial excess of authorized shares for issuance.”  Although the Board has considered potential transactions which could result in future issuances of shares of Common Stock, the Board has not entered into any binding agreements which contemplate such an issuance.  Given our limited financial resources, financial condition, and our need for operating and growth capital, however, it is likely that the Board will enter into one or more capital-raising transactions in the near future.  Such transactions, if consummated, would likely result in the issuance of shares of Common Stock or of equity securities or debt which could be converted, exchanged or exercised for shares of Common Stock.  Due to the current market price for the Common Stock, if we sell shares of our capital stock (or any other debt or equity which is convertible, exchangeable or exercisable for shares of capital stock) in one or more transactions, we will likely be required to issue a substantial number of shares of stock, either in the initial transaction or upon the conversion, exchange or exercise of debt or equity sold in the initial transaction.  The issuance of those shares will likely have a significant dilutive effect on the percentage ownership of our capital stock by existing shareholders of the Company.

Effect on the Company's Stock Options, Warrants and Convertible Debentures

If the proposal to approve the Reverse Split is approved at the Special Meeting and the Reverse Split is effected, the number of shares of Common Stock issuable upon the exercise of outstanding stock options, warrants and convertible debentures will be proportionately decreased and the exercise price for such stock options, warrants and convertible debentures will be proportionately increased, in each case based on the Reverse Split ratio of one for fifty (1:50).

Effect on Beneficial Shareholders

If the proposal to approve the Reverse Split is approved at the Special Meeting and the Reverse Split is effected, we intend to treat shareholders holding Common Stock in "street name", through a bank, broker or other nominee, in the same manner as registered shareholders whose shares are registered in their names. Banks, brokers or other nominees will be instructed to effect the Reverse Split for their beneficial holders holding Common Stock in "street name". However, such banks, brokers or other nominees may have different procedures than registered shareholders for processing the Reverse Split. If you hold your shares with such a bank, broker or other nominee and if you have any questions in this regard, we encourage you to contact your nominee.

Accounting Consequences

If the proposal to approve the Reverse Split is approved at the Special Meeting and the Reverse Split is effected, all previously reported per share amounts will be restated to reflect the effect of the Reverse Split as though it had occurred at the beginning of the earliest period presented in our consolidated financial statements. In addition, the amounts reported on our consolidated balance sheets as common stock and additional paid in capital will also be restated to reflect the Reverse Split.

Certain Federal Income Tax Consequences of the Reverse Split

The following discussion addresses the material federal income tax consequences of the Reverse Split that are applicable to holders of shares of Common Stock. Readers are referred to the Section above entitled "Circular 230 Tax Disclosures" for additional disclosures regarding this tax information.

We believe that the Reverse Split will constitute a tax-free transaction within the meaning of Section 368(a)(1)(E) of the Code. Accordingly, it would generally be the case for federal income tax purposes that: (i) no gain or loss will be recognized by the holders of shares of the Common Stock upon consummation of the Reverse Split, (ii) the aggregate tax basis of shares of Common Stock will be the same as the aggregate tax basis of shares of the Common Stock exchanged in the Reverse Split, (iii) the holding period of the Common Stock received in the Reverse Split will include the period for which shares of the Common Stock were held prior to the Reverse Split, and (iv) the Company will not recognize any gain or loss as a result of the Reverse Split.

Required Vote for Approval of the Reverse Split

The proposal to amend the Articles of Incorporation to effect the Reverse Split requires that the votes cast by shareholders approving the action exceed the votes cast by the shareholders opposing the action who are either present in person or represented by proxy at the Special Meeting.

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE REVERSE SPLIT

PROPOSAL NO. 2: APPROVAL OF THE AUTHORIZED SHARE REDUCTION

Summary

The Board has unanimously adopted a resolution approving the Authorized Share Reduction. Our management anticipates that, if approved and consummated, the principal effects of the Authorized Share Reduction will be that:

1.               The number of authorized shares of Common Stock will be reduced from 300,000,000 shares, $.001 par value per share, to 100,000,000 shares, $.0001 par value per share; and

2.               The number of Preferred Stock will be reduced from 20,000,000 shares, no par value per share, to 400,000 shares, $.0001 par value per share.

Reasons for Approving the Authorized Share Reduction

The Company is presently authorized to issue 300,000,000 shares of Common Stock and 20,000,000 shares of Preferred Stock. As of February __, 2008, there were 62,199,059 shares of Common Stock outstanding and no shares of Preferred Stock outstanding. If the proposal to approve the Authorized Share Reduction is approved at the Special Meeting and the Authorized Share Reduction is effected, assuming that the number of shares of Common Stock outstanding on February __, 2008 is the number outstanding on the date the Amended and Restated Articles of Incorporation become effective, then, following the consummation of the Reverse Split, the number of shares of Common Stock outstanding would be reduced from 62,199,059 to 1,243,981, but the number of shares of Common Stock authorized would remain at 300,000,000. This extremely large number of authorized shares would result in the Company having significantly more authorized shares of Common Stock than are useful in the near future.   Also, if the Re-Incorporation is approved and consummated, since the amount of franchise taxes that would be payable by the Company in Delaware would be based, at least in part, on the number of authorized shares of capital stock, it would result in the Company being subject to franchise taxes in an amount that would be greater than would otherwise be necessary. Furthermore, an excessively large number of authorized but unissued shares could, under certain circumstances, have an anti-takeover effect on the Company (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of the Board or contemplating a tender offer or other transaction for the combination of the Company with another entity).

For these reasons, the Amended and Restated Articles of Incorporation decrease the number of authorized shares of Common Stock from 300,000,000 shares, $.001 par value, to 100,000,000 shares, $.0001 par value, and the number of authorized Preferred Stock from 20,000,000 shares, no par value, to 400,000 shares, $.0001 par value. We believe that such a reduction will significantly reduce the number of authorized but unissued shares of Common Stock, reduce the franchise taxes that would otherwise be assessed by the Delaware Secretary of State if the Company reincorporates into Delaware and reduce the potential effect of the authorized but unissued shares of Common Stock as an anti-takeover device, and at the same time still provide a sufficient number of authorized shares to allow us to issue shares in the ordinary course of its operations and provide for warrants, options and convertible debentures. We also believe the reduction of the number of authorized shares, in combination with the reduction in par value of the Common Stock, and the increase in par value of the Preferred Stock, will aid us in using an alternate franchise tax calculation method which may result in further franchise tax reductions over the assessed tax.

Required Vote for Approval of the Authorized Share Reduction

The proposal to amend the Articles of Incorporation to effect the Authorized Share Reduction requires that the votes cast by shareholders approving the action exceed the votes cast by the shareholders opposing the action who are either present in person or represented by proxy at the Special Meeting.

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE AUTHORIZED SHARE REDUCTION.

PROPOSAL NO. 3: APPROVAL OF THE NAME CHANGE

Summary

The Board believes that it is in the best interest of the Company to change its name from Cognigen Networks, Inc. to BayHill Capital Corporation to better position the Company as it commences operation as a Delaware corporation. If approved by the shareholders, the Name Change will be effected, if at all, only upon a determination by the Board that the Name Change is in the best interest of the Company at that time.

Reasons for Approving the Name Change

The Board believes the Name Change offers significant benefits to the Company and its shareholders. Among those benefits, the Board believes the Name Change, if adopted in connection with the Reverse Split and the Authorized Share Reduction, will communicate a message of growth and opportunity to our business partners (including our existing and prospective independent marketing agents) and to financial investors who, to this point in our development, have not been willing to consider an investment in our capital stock.  The Board’s belief is based on three principal factors.  First, the Board believes the change of our name will facilitate our intended efforts to develop the Commission River name to identify our commission-based marketing activities.  In connection with the integration of the technology and other assets we acquired from Commission River, we intend to use the Commission River name to identify our continuing commission-based marketing activities.  We believe the

Commission River name has significant appeal for independent marketing agents, who are the principal means of our marketing activities.  As we seek to expand and develop the Business by capitalizing on the increased efficiency resulting from our integration of the back-office technology and accounting applications we acquired in the Commission River transaction, we intend to de-emphasize our existing name inasmuch as we believe the Commission River name offers a much stronger brand identity for commission-based marketing activities and suggests a more compelling opportunity for commission-based marketing agents.  We intend to continue our historical commission-based marketing activities which have been the principal component of the Business since our inception; however, as we seek to capitalize on the strength of the Commission River name, we believe our efforts would be undermined by continued references to our existing name.

Second, as we explore and pursue acquisition and other business development opportunities which will likely be distinct from our historic commission-based marketing activities, the Board believes the use of a new name will reflect our desire to offer new products and services which are distinct from the Business as it has been, and currently is, conducted.  In addition to our efforts to expand and develop the commission-based marketing activities which currently constitute the Business, we intend to explore and pursue new opportunities for growth.  We are not currently pursuing any particular transactions; however, we are actively seeking new growth opportunities.  These opportunities may involve the acquisition of existing businesses or their assets; they may also involve our development of new business concepts, products or services.   The Board believes the proposed name, BayHill Capital Corporation, is broad enough that, if we are successful in identifying and capitalizing on future growth opportunities which are distinct from the commission-based marketing activities we have undertaken in conducting the Business, we could pursue those growth opportunities using separate brands and trademarks, while using the proposed name, BayHill Capital Corporation, to identify the combined enterprise of all of our business initiatives.

Third, the Board believes the name, BayHill Capital Corporation, conveys the Board’s intention to explore business activities and opportunities which could provide the funds necessary to expand and develop the Business, as well as capitalize on acquisition and other business development activities.  We have not conclusively identified any particular activities or opportunities of this nature; however we are exploring several possibilities.  Among those possibilities, we are evaluating the possibility of filing an application and other materials with the U.S. Securities and Exchange Commission in order to obtain a charter as a “business development company,” as defined in the Investment Company Act of 1940, as amended.  If the Board determines that pursuing a charter as a business development company or undertaking other possible business activities or opportunities which require substantial additional capital would be in the best interests of the Company and its shareholders, the Board believes the name BayHill Capital Corporation effectively communicates the potential expansion and diversification of our business activities.

Required Vote for Approval of the Name Change

The proposal to amend the Articles of Incorporation to effect the Name Change requires that the votes cast by shareholders approving the action exceed the votes cast by the shareholders opposing the action who are either present in person or represented by proxy at the Special Meeting.

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE NAME CHANGE.

PROPOSAL NO. 4: APPROVAL OF DELAWARE RE-INCORPORATION

Summary

Management anticipates that the principal effects of approving the Re-Incorporation will be that:

1.     The affairs of the Company will cease to be governed by Colorado corporation laws and will become subject to Delaware corporation laws; and

2.       The resulting Delaware corporation will be the same entity as the Company and will continue with all of the rights, privileges and powers of the Company, will continue with the same officers and directors of the Company, will possess all of the properties of the Company and will continue with all of the debts, liabilities and obligations of the Company.

General

The Board has unanimously approved and recommends that the Company’s shareholders approve the Re-Incorporation. If the proposal to approve the Re-Incorporation is adopted at the Special Meeting, we currently intend to effect the Re-Incorporation by filing with the Delaware Secretary of State the Delaware Certificate of Incorporation and Delaware Certificate of Conversion and filing with the Colorado Secretary of State the Colorado Certificate of Conversion. In addition, the Board intends to adopt new By-laws for the resulting Delaware-incorporated Company going forward (the “Delaware By-laws”). Apart from being governed by the Delaware By-laws, the Delaware General Corporation Law, 8 Del. C. § 101 et. seq. (the “DGCL”) and the Delaware Certificate of Incorporation, for all other purposes, the Company as a Delaware corporation will be the same entity as the Company as a Colorado corporation; it will continue with all of the rights, privileges and powers of the Company, it will continue with the same officers and directors of the Company, it will possess all of the properties of the Company and it will continue with all of the debts, liabilities and obligations of the Company.

Reasons for the Re-Incorporation

Delaware is a nationally recognized leader in adopting and implementing comprehensive and flexible corporate laws. The DGCL is frequently revised and updated to accommodate changing legal and business needs and is more comprehensive, widely used and interpreted than other state corporate laws, including the CBCA.

In addition, Delaware has established a specialized court, the Court of Chancery, that has exclusive jurisdiction over matters relating to the DGCL. The Court of Chancery has no jurisdiction over criminal or tort cases, and each corporate case is heard by a single judge (a chancellor or vice chancellor), who has many years of experience with corporate issues, rather than by a jury. Traditionally, this has meant that the Delaware courts are able in most cases to process corporate litigation relatively quickly and effectively. By comparison, many states, including Colorado, do not have a specialized judiciary for matters relating to corporate governance.

Delaware courts have developed considerable expertise in dealing with corporate legal issues and have produced a substantial body of case law construing the DGCL often resulting in multiple case holdings addressing issues that no Colorado court has considered. Because the United States legal system is based largely on legal precedent, the abundance of Delaware case law should serve to enhance the relative clarity and predictability of many areas of corporate law, which should offer added advantages to the Company by allowing the Board and management to make corporate decisions and take corporate actions with greater assurance as to the validity and consequences of those decisions and actions.

Conversion from a Colorado corporation to a Delaware corporation may also make it easier to attract future candidates willing to serve on the Board, because many such candidates are already familiar with Delaware corporate law, including provisions relating to director indemnification, from their past business experience.

Based on publicly available data, over half of publicly-traded corporations in the United States and 58% of the Fortune 500 companies are incorporated in Delaware.

No Change in Business, Jobs, Physical Location, Etc.

The Re-Incorporation will effect a change in the legal domicile of the Company and other changes of a legal nature, the most significant of which are described below under the heading "Comparison of Shareholder Rights Before and After the Re-Incorporation." We do not believe the Re-Incorporation will result in any change in headquarters, business, jobs, management, location of any of our offices or facilities, number of employees, assets, liabilities or net worth (other than as a result of the costs incident to the Re-Incorporation). We do not believe the Re-Incorporation will result in a change in our current trading status on the Over-The-Counter Electronic Bulletin Board. Our management, including all directors and officers, will remain the same in connection with the Re-Incorporation and will assume identical positions with the Delaware-

incorporated Company. None of our subsidiaries will be changing their respective states or jurisdictions of incorporation, or making any other changes, in connection with the Re-Incorporation.  We believe the Re-Incorporation will not affect any of our material contracts with any third parties and our rights and obligations under such material contractual arrangements will continue as rights and obligations of the Company as a Delaware corporation.

Mechanism for Re-Incorporation into Delaware

The process for converting the Company to a Delaware corporation calls for the Delaware Certificate of Incorporation and the Delaware Certificate of Conversion to be filed with the Delaware Secretary of State and the Colorado Certificate of Conversion to be filed with the Secretary of State of Colorado at approximately the time desired for the conversion to take effect.

The Plan of Conversion

If the proposal to approve the Re-Incorporation is approved at the Special Meeting, we intend to effect the Re-Incorporation pursuant to the Plan of Conversion. The Plan of Conversion provides that the Company will convert into a Delaware corporation, with all of the assets, rights, privileges and powers of the Company, and all property owned by the Company, all debts due to the Company, as well as all other causes of action belonging to the Company, remaining vested in the Delaware-incorporated Company. The Company would remain as the same entity following the conversion. The directors and officers of the Company immediately prior to the conversion would be the directors and officers of the Delaware-incorporated Company and the subsidiaries of the Company would be the subsidiaries of the Delaware-incorporated Company.

If the proposal to approve the Reverse Split is approved at the Special Meeting and subsequently consummated, at the effective time of the Re-Incorporation, the then-outstanding shares of Common Stock would be automatically converted into an equal number of shares of BayHill Common Stock. If the proposal to approve the Reverse Split is not approved by the shareholders or if the Board decides not to effect the Reverse Split prior to the Re-Incorporation, at the Effective Time of the conversion, each outstanding share of Common Stock would automatically be converted into one share of BayHill Common Stock. If the Company effects the Reverse Split immediately prior to the Re-Incorporation, you will have to exchange your existing Company stock certificates for stock certificates of the resulting Delaware-incorporated Company (see "Effect on Registered Certificated Shares"). If only the Re-Incorporation is effected, you do not have to exchange your existing Company stock certificates for stock certificates of the resulting Delaware-incorporated Company; however, after the Re-Incorporation, any shareholder desiring a new form of stock certificate may submit the existing stock certificate to the Company's transfer agent for cancellation and obtain a new certificate.

Company Stock Options

               If the proposal to approve the Re-Incorporation is approved at the Special Meeting and the Re-Incorporation is effected, at the effective time of the Re-Incorporation, the obligation to issue shares under each outstanding option to purchase shares of the Common Stock (a “Company Option") will be assumed by the Delaware-incorporated Company and shall be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under the Company Option prior to the effective time of the Re-Incorporation, the same number of shares of BayHill Common Stock as the holder of the Company Option would have been entitled to receive in the Re-Incorporation had such holder exercised such option in full immediately after the Reverse Split but prior to the Re-Incorporation.

Company Warrants

If the proposal to approve the Re-Incorporation is approved at the Special Meeting and the Re-Incorporation is effected, at the effective time of the Re-Incorporation, the obligation to issue shares under each outstanding warrant to purchase shares of Common Stock (a “Company Warrant") will be assumed by the Delaware-incorporated Company and shall be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under the Company Warrant prior to the effective time of the Re-Incorporation, the same number of shares of BayHill Common Stock as the holder of the Company Warrant would have been entitled to receive in the Re-Incorporation had such holder exercised such option in full after the Reverse Split but prior to the Re-Incorporation.

Required Vote for the Re-Incorporation

Approval of the Re-Incorporation requires the affirmative vote of a majority of the shares of Common Stock issued and outstanding and entitled to vote at the Special Meeting.

A vote in favor of the Re-Incorporation is a vote to approve the Delaware Certificate of Incorporation, the Delaware Certificate of Conversion and the Colorado Certificate of Conversion.

Comparison of Shareholder Rights Before and After the Re-Incorporation

Because of differences between the CBCA and the DGCL, as well as differences between the governing documents before and after the Re-Incorporation, the Re-Incorporation will effect certain changes in the rights of the Company's shareholders. Summarized below are the most significant differences between the rights of the shareholders of the Company before and after the Re-Incorporation, as a result of the differences among the CBCA and the DGCL, and the differences between the Amended and Restated Articles of Incorporation and the Colorado By-laws (the "Colorado By-laws") and the Delaware Certificate of Incorporation and the Delaware By-laws. The summary below is not an exhaustive list of all differences or a complete description of the differences described, and is qualified in its entirety by reference to the CBCA, the DGCL, the Amended and Restated Articles of Incorporation, the Colorado By-laws, the Delaware Certificate of Incorporation, and the Delaware By-laws.

Preferred Stock.  Pursuant to the Amended and Restated Articles of Incorporation, the Company is presently authorized to issue up to 20,000,000 shares of Preferred Stock.  Shares of Preferred Stock may be issued from time to time in one or more series as the Board may determine, without shareholder approval, as provided in the Amended and Restated Articles of Incorporation.  The Amended and Restated Articles of Incorporation authorize the Board to fix and determine, from time to time, the designations, powers, preferences, relative participating, optional, and other special rights, qualifications, limitations and restrictions of the shares of each series of Preferred Stock, and to vary the provisions relating to the foregoing matters between various series of Preferred Stock.  Subject to certain limitations set forth in the Amended and Restated Articles of Incorporation, the Board may increase or decrease the number of authorized shares of any series of Preferred Stock (but may not decrease the number of shares of a series of Preferred Stock below the number then outstanding).  In addition, subject to certain limitations set forth in the Amended and Restated Articles of Incorporation, the Board may cause the Company to acquire any issued shares of Preferred Stock through purchase, redemption, conversion, exchange or otherwise, and any shares of Preferred Stock so acquired shall have the status of authorized and unissued shares of Preferred Stock, undesignated as to series, and may be reissued as part of any series of Preferred Stock.  Although the Board has designated a series of 8% Convertible Series A Preferred Stock, there are not currently any shares of Preferred Stock outstanding.

If the proposal to approve the Re-incorporation is approved, the number of shares of preferred stock of the Delaware-incorporated Company, par value $.0001 per share (the “BayHill Preferred Stock”), available for issuance will depend on the action of the Company’s shareholders with respect to the proposal to approve the Authorized Share Reduction.  If the proposals to approve the Re-Incorporation and the Authorized Share Reduction are both approved at the Special Meeting, the Delaware-incorporated Company will be authorized to issue up to 400,000 shares of BayHill Preferred Stock. Alternatively, if the proposal to approve the Re-incorporation is approved but the proposal to approve the Authorized Share Reduction is not approved, the Delaware-incorporated Company will be authorized to issue up to 20,000,000 shares of BayHill Preferred Stock.

If the proposal to approve the Re-incorporation is approved, the Delaware Certificate of Incorporation would permit the Board to issue shares of BayHill Preferred Stock in one or more series as the Board determines, subject to any applicable requirements of the Investment Company Act of 1940 (the “1940 Act”), without shareholder approval, as provided in the Delaware Certificate of Incorporation.  Similar to the Amended and Restated Articles of Incorporation, the Delaware Certificate of Incorporation would authorize the Board to fix and determine, from time to time, the designations, powers, preferences, relative participating, optional, and other special rights, qualifications, limitations, and restrictions, of the shares of each series of BayHill Preferred Stock, and to vary the provisions relating to the foregoing matters between various series of BayHill Preferred Stock.  Subject to certain limitations set forth in the Certificate of Incorporation, the Board could increase or decrease the number of authorized shares of any series of BayHill Preferred Stock (but could not decrease the number of shares of a series of Preferred Stock below the number then outstanding).  In addition, subject to certain limitations set forth in the Certificate of Incorporation, the Board could cause the Company to acquire any issued shares of BayHill Preferred Stock through purchase, redemption, conversion, exchange or otherwise, and any shares of BayHill Preferred Stock so acquired would have the status of authorized and unissued shares of BayHill Preferred Stock, undesignated as to series, and could be reissued as part of any series of BayHill Preferred Stock.  If the proposal to approve the Re-Incorporation is approved and the Re-Incorporation is effected, there would be no series of BayHill Preferred Stock designated, nor would there be any shares of BayHill Preferred Stock issued or outstanding, at the time the Company effects the Re-Incorporation.

Special Meeting of Shareholders.  The DGCL provides that Special Meetings of shareholders may be called by the directors or by any other person as may be authorized by the corporation's certificate of incorporation or By-laws. The CBCA provides that special meetings of shareholders of a corporation may be called by the directors or by any other person authorized by the corporation's By-laws or by resolution of the directors. The CBCA also provides that a special meeting shall be called if the corporation receives one or more written demands for a meeting, stating the purpose or purposes for which the meeting is to be held, signed and dated by shareholders representing at least ten percent of all votes entitled to be cast on any issue proposed to be considered at the special meeting. The Colorado By-laws provide that special meetings may be called at any time by the chairman of the board, the chief executive officer, the president or the board of directors. The Colorado By-laws provide that the chief executive officer or president shall call a special meeting if the Company receives one or more written demands the meeting, stating the purposes for which it is to be held, signed and acted by holders of shares representing at least ten percent of all of the votes entitled to be cast on any issue proposed to be considered at the meeting. It is anticipated that the Delaware By-laws will contain similar provisions as the Colorado By-laws.

Inspection Rights.  Under the DGCL, shareholders, on written demand, under oath, stating a proper purpose reasonably related to their interests as shareholders, have the right during normal business hours to inspect a corporation's stock ledger, stockholder list, and other books and records. If the corporation refuses to permit access or does not reply within five days of the written demand, the shareholder making the demand may institute a proceeding to compel access. Where the shareholder seeks access to corporate books and records other than a stock ledger or stockholder list, the burden is on the shareholder making the demand to establish such shareholder's status as a “stockholder” within the meaning of the DGCL, that proper demand was made, and that the information is sought for a proper purpose. With respect to a demand to examine the stock ledger or stockholder list, the corporation has the burden to establish an improper purpose for the request. Under the CBCA, a corporation's shareholders have the right to inspect, during regular business hours, the corporation's articles of incorporation, By-laws, records of all meetings of shareholders, records of actions taken by shareholders without a meeting within the prior three years, all written communications within the prior three years to all shareholders as a group or to holders of any class or series of stock as a group, a list of the names and business addresses of the corporation's current officers and directors, the most recent corporate report delivered to the Colorado Secretary of State, and all financial statements prepared for periods ending during the prior three years, upon written demand given at least five business days before the date upon which such shareholder wishes to inspect and copy such records. Pursuant to the CBCA, shareholders also may, upon written demand at least five days prior to such inspection and during regular business hours, inspect excerpts from minutes of any directors' meeting or action of directors taken without a meeting, records of any action taken by shareholders without a meeting, excerpts of any action taken by a committee of the directors while such committee was acting in place of the directors, waivers of notices of any meeting of shareholders, directors, or a committee of directors, accounting records of the corporation and the records of shareholders, provided that the shareholder meets the following conditions: (i) the demand for such inspection is made in good faith for a proper purpose, (ii) the shareholder has been a shareholder of the corporation for at least three months immediately proceeding the demand, or holds at least five percent of all outstanding shares of any class of stock, (iii) the purpose and the records which the shareholder wishes to inspect are described with reasonable particularity, and (iv) the records to be inspected are directly connected with the described purpose.

Action by Consent of Shareholders.  Under the DGCL, unless the certificate of incorporation provides otherwise, any action to be taken by shareholders may be taken without a meeting, without prior notice, and without a vote, if the shareholders having the number of votes that would be necessary to take such action at a meeting at which all shareholders were present and voted consent to the action in writing. Under the CBCA, unless the Articles of Incorporation require that such action be taken at a shareholder meeting, or expressly authorize the taking of an action without a meeting by less than unanimous written consent, any action to be taken by shareholders may be taken without a meeting only if all shareholders entitled to vote on the matter unanimously consent to the action in writing. The Colorado By-laws provide that any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if a written consent that sets forth the action so taken is signed by all of the shareholders entitled to vote with respect to the subject matter thereof and received by the corporation.

Cumulative Voting and Election of Directors.  Under the DGCL, a corporation may provide in its certificate of incorporation for cumulative voting by shareholders in elections of directors (i.e., each shareholder casts as many votes for directors as he has shares of stock multiplied by the number of directors to be elected). In the absence of such a provision, stockholders of a Delaware corporation have no right to cumulate votes. The CBCA provides that there shall be cumulative voting by shareholders in elections of directors unless the articles of incorporation expressly state otherwise. Each of the Amended and Restated Articles of Incorporation and the Delaware

Certificate of Incorporation expressly state that there shall be no cumulative voting by shareholders for the election of directors, or for any other purpose.

In the absence of cumulative voting, the CBCA provides that, unless otherwise provided in the corporation's articles of incorporation or By-laws, the number of candidates equaling the number of directors to be elected, having the highest number of votes cast in their favor, are elected to be directors. The DGCL provides that, in the absence of cumulative voting, directors shall be elected by the plurality vote of holders of shares entitled to vote thereon, unless otherwise specified within the corporation's certificate of incorporation. The Delaware Certificate of Incorporation does not specify a greater requirement for the election of directors.

Dividends and Repurchases of Stock.  Under the DGCL, a corporation generally is permitted to declare and pay dividends out of any surplus or out of net profits for the current and/or preceding fiscal year, provided that such dividends will not reduce capital below the amount of capital represented by all classes of stock having a preference upon the distribution of assets (meaning that the corporation’s assets both before and after the dividend must exceed its liabilities, plus the stated capital allocated to preferred stock having a dividend or liquidation preference). Also under the DGCL, a corporation may generally redeem or repurchase shares of its stock unless capital is impaired or unless such redemption or repurchase impair the capital of the corporation (that is, cause the corporation’s general liabilities to exceed the sum of its assets plus its stated capital). A Delaware corporation may repurchase or redeem shares from capital if (1) such shares are entitled to a preference on distribution of assets, or (2) if no such preferred shares are outstanding, to the extent that the shares being repurchased or redeemed will be retired and capital will be reduced, provided that the corporation’s remaining assets will be sufficient to satisfy it liabilities. Under the CBCA, the payment of distributions, including the repurchase of stock, is generally permissible unless after giving effect to the dividend or distribution, the corporation would be unable to pay its debts as they became due in the usual course of business, or if the total assets of the corporation would be less than the sum of its total liabilities plus the amount that would be needed, if the corporation were dissolved at the time the dividend was paid, to satisfy the preferential rights of shareholders whose preferential rights upon dissolution of the corporation are greater than those of the shareholders receiving the dividend.

Classification of the Board of Directors.  The DGCL permits (but does not require) classifications of a corporation's board of directors into one, two or three classes, with each class composed of as equal a number of directors as is possible. The CBCA also permits, but does not require, classification of a corporation's board of directors into one, two, or three classes, with each class composed of as equal a number of directors as is possible. In the event of multiple classes of directors, both the DGCL and the CBCA provide for staggered terms of two years if there are two classes of directors or three years if there are three classes of directors. Neither the Articles of Incorporation nor the Delaware Certificate of Incorporation provide for multiple classes of directors.

Removal of Directors.  Under the DGCL, although shareholders may generally remove directors with or without cause by a majority vote, shareholders may remove members of classified boards only for cause unless the certificate of incorporation provides otherwise. Similarly, if holders of a class or series have a right to elect one or more directors pursuant to the certificate of incorporation, those directors may not be removed without cause by stockholders other than those entitled to elect them. Neither the DGCL nor the CBCA permits directors to remove other directors. Under the CBCA, shareholders may remove one or more directors with or without cause by a majority vote of the shareholders entitled to elect such director(s), unless the articles provide that directors may only be removed for cause. The CBCA permits the removal of a director by shareholders only at a meeting called for that purpose, upon notice of the meeting which states that the purpose or one of the purposes thereof is the removal of the director.

Vacancies on the Board of Directors.  Under the DGCL, unless otherwise provided in the certificate of incorporation or By-laws, vacancies on the board of directors and newly created directorships resulting from any increase in the authorized number of directors may be filled by the remaining directors. The CBCA provides that, unless otherwise provided in the corporation's articles of incorporation, vacancies on the board of directors and newly created directorships resulting from an increase in the authorized number of directors may be filled either by the directors or the shareholders. Under the CBCA, directors may fill a vacancy by majority vote, even if the directors remaining in office constitute less than a quorum. Both the DGCL and the CBCA specifically provide that, unless otherwise provided in the corporation's articles of incorporation, if a vacant office was held by a director elected by holders of a specific class or series of stock, only such shareholders or directors also elected by holders of that class or series of stock, may fill the vacancy.

Exculpation of Directors.  The DGCL and the CBCA have substantially similar provisions relating to exculpation of directors. Each state's law permits that no director shall be personally liable to the Company or its shareholders for monetary damages for breaches of fiduciary duty except where such exculpation is expressly prohibited by law. Under the DGCL, a provision exculpating the directors from such monetary liability must be contained in the corporation’s certificate of incorporation. The circumstances under which exculpation is prohibited are substantially similar in Delaware and Colorado, except that under the CBCA, a director may not be exculpated from liability for dealings relating to unauthorized distributions or from any transaction from which the director directly or indirectly received an improper personal benefit, while in Delaware, a director may not be exculpated from liability for , (i) for any breach of the director's duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) arising from transactions relating to unlawful payments of dividends, any unlawful stock purchases or redemptions under Section 174 of Title 8 of the Delaware Code, or (iv) for any transaction from which the director derived an improper personal benefit.

The Delaware Certificate of Incorporation contains a provision implementing this exculpation. The Amended and Restated Articles of Incorporation exculpates directors of the Company from all monetary damages for breach of fiduciary duty as a director, except to the extent prohibited by the CBCA.

Indemnification of Directors, Officers and Others. Both the DGCL and the CBCA generally permit indemnification of directors and officers for expenses incurred by them by reason of their position with the corporation, if the director or officer has acted in good faith and with the reasonable belief that his conduct was in the best interests of the corporation. Both the DGCL and the CBCA mandate that directors shall be indemnified for their reasonable expenses in the event that a director is successful in the defense of any proceeding in which the director was a party due to his status as director. Neither the DGCL nor the CBCA permit a corporation to indemnify persons against judgments in actions brought by or in the right of the corporation (although the DGCL does permit indemnification in such situations if approved by the Delaware Court of Chancery, and both permit indemnification for expenses of such actions). The DGCL permits advancement of expenses incurred by an officer or director (including counsel fees) in defending an action in advance of the final disposition if such person agrees to reimburse the corporation if it is ultimately determined that such person was not entitled to indemnity. Unlike the DGCL, the CBCA also permits indemnification of an officer, employee, fiduciary, or agent who is not a director, to any greater extent than the indemnification of a director, if not inconsistent with public policy, and if provided for in the By-laws, by action of the board of directors or by contract. It is anticipated that the Delaware By-laws will provide for indemnification to the maximum extent legally permissible of the officers and directors of the Delaware-incorporated Company. The Amended and Restated Articles of Incorporation provides that all directors, officers, employees, and agents of the Company shall be indemnified to the maximum extent permissible under the CBCA.

Interested Director Transactions. Both the DGCL and the CBCA provide that no transaction between a corporation and one or more of its directors or officers or any entity in which one or more of its directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for that reason. In addition, no such transaction shall be void or voidable solely because the director or officer is present at, participates in, or votes at the meeting of the board of directors or committee which authorizes the transaction. In order that such a transaction not be found void or voidable, it must, after full disclosure of all material facts, be approved by the disinterested directors, a committee of disinterested directors, or the shareholders, or the transaction must be fair as to the corporation. Delaware judicial decisions have established that shareholder approval must be by disinterested majority to cleanse a transaction and that an unfair transaction is not immune to scrutiny by virtue of stockholder or board of director approval or ratification.

Sales, Lease or Exchange of Assets and Re-Incorporations. The DGCL requires the approval of the directors and the vote of the holders of a majority of the outstanding stock entitled to vote thereon for the sale, lease, or exchange of all or substantially all of a corporation's property and assets or a conversion, merger or consolidation of the corporation with or into any other corporation, although the certificate of incorporation may impose a higher shareholder vote. The CBCA provides that the sale, lease, or exchange of all or any portion of a corporation's assets in the corporation's usual and regular course of business may be authorized by the corporation's directors, without approval of the corporation's shareholders. Sale, lease, or exchange of all or substantially all of a corporation's assets other than in the usual and regular course of the corporation's business, or a re-incorporation or consolidation of the corporation into any other corporation, requires approval of the directors and the vote of the holders of a majority of each class of outstanding stock entitled to vote thereon, although the corporation's articles of incorporation or By-laws may require a higher vote.

Amendments to Charter. Under the DGCL, charter amendments require the approval of the directors and the vote of the holders of a majority of the outstanding stock and a majority of each class of stock outstanding and entitled to vote thereon as a class, unless the certificate of incorporation requires a greater proportion. In addition, the DGCL requires a class vote by an affected class when, among other things, an amendment will adversely affect the powers, preferences or special rights of a class of stock. Under the CBCA, charter amendments other than ministerial amendments, which may be authorized by the directors without shareholder action, require the approval of the directors and the vote of the holders of a majority of the outstanding stock of each voting group entitled to vote thereon as a class, unless the articles of incorporation or By-laws require a different proportion.

Amendments to By-laws. The DGCL provides that shareholders may amend the By-laws and, if provided in its certificate of incorporation, the board of directors also has this power. Under the DGCL, the power to adopt, amend or repeal By-laws lies in shareholders entitled to vote; provided, however, that any corporation may, in its certificate of incorporation, confer the power to adopt, amend or repeal By-laws upon the directors. The Delaware Certificate of Incorporation gives the board of directors the power to adopt, amend or repeal By-laws. Under the CBCA, shareholders may amend the By-laws. Unless otherwise specified in the corporation's articles of incorporation, directors are also permitted to amend the By-laws, other than By-laws establishing greater quorums or voting requirements for shareholders or directors, unless the By-laws prohibit the directors from doing so. Directors may not amend the By-laws to change the quorum or voting requirements for shareholders, and directors may amend the By-laws to change the quorum or voting requirements for directors only if such provision was originally adopted by the directors or if such provision specifies that it may be amended by the directors.

Appraisal Rights. Dissenting shareholders have the right to obtain the fair value of their shares (so-called "appraisal rights") in more circumstances under the CBCA than under the DGCL. Under the DGCL, appraisal rights are available in connection with a statutory conversion or consolidation in certain specified situations. Appraisal rights are not available when a corporation is to be the surviving corporation and no vote of its shareholders is required to approve the re-incorporation. Appraisal rights are not available under the DGCL in the event of the sale, lease, or exchange of all or substantially all of a corporation's assets or the adoption of an amendment to its certificate of incorporation, unless such rights are granted in the corporation's certificate of incorporation.

Under the CBCA, a properly dissenting shareholder is entitled to receive the appraised value of the shares owned by the shareholder when the corporation votes (i) to sell, lease, or exchange all or substantially all of its property and assets other than in the regular course of the corporation's business, (ii) to merge or consolidate with another corporation, or (iii) to participate in a share exchange. A right to dissent and receive the appraised value of a shareholder's shares may also be granted within the By-laws of the corporation or by a resolution of the directors.

Both the DGCL and the CBCA provide that, unless otherwise provided in the corporation's charter, no appraisal rights are available to holders of shares of any class of stock which is either: (a) listed on a national securities exchange or designated as a national market system security on an inter-dealer quotation system by the National Association of Securities Dealers, Inc. or (b) held of record by more than 2,000 shareholders. The above limitations do not apply if the shareholders are required by the terms of the re-incorporation to accept anything other than: (i) shares of stock of the surviving corporation; (ii) shares of stock of another corporation which are or will be so listed on a national securities exchange or designated as a national market system security on an inter-dealer quotation system by Nasdaq or held of record by more than 2,000 shareholders; (iii) cash in lieu of fractional shares of such stock; or (iv) any combination thereof.

Business Combination Statute. The DGCL has a "business combination" statute which provides that, if a person acquires 15% or more of the stock of a Delaware corporation without the approval of the board of directors of that corporation (an "interested shareholder"), he may not engage in certain transactions with the corporation for a period of three years. The DGCL includes certain exceptions to this prohibition; for example, if the board of directors approves the acquisition of stock or the transaction prior to the time that the person became an interested shareholder, if the board of directors and at least 66-2/3% of the disinterested stockholders approve the business combination at a duly convened special or annual meeting  (and not by written consent) or if the interested shareholder acquires 85% of the voting stock of the corporation (excluding voting stock owned by directors who are also officers and certain employee stock plans) in one transaction, or if the transaction is approved by the board of directors and by the affirmative vote of two-thirds of the outstanding voting stock which is not owned by the interested shareholder. There is no similar provision limiting business combinations with interested shareholders in the CBCA, but the CBCA requires the vote of a majority of the outstanding shares of each class of shares entitled to vote thereon to approve any re-incorporation or the sale, lease, exchange, or other disposition of all, or substantially all, of the assets of the corporation, unless the articles of incorporation contain a provision establishing a different proportion.

Shareholder Preemptive Rights. Unlike the CBCA, the DGCL does not specifically afford to shareholders a preemptive right to acquire proportional amounts of unissued shares of stock which are offered for sale by the corporation. The CBCA provides that, except to the extent the articles of incorporation limit or deny preemptive rights, shareholders have a preemptive right to acquire unissued shares or securities convertible into such shares, except that preemptive rights do not exist (i) to acquire any shares issued to directors, officers, or employees pursuant to approval by the affirmative vote of the holders of a majority of the shares entitled to vote thereon or when authorized by and not inconsistent with a plan theretofore approved by such a vote of the shareholders; or (ii) to acquire any shares sold otherwise than for cash. The Amended and Restated Articles of Incorporation provides that, unless otherwise determined by the directors or agreed to in writing by the corporation, there shall be no preemptive rights for stock.

Consideration of Societal Factors. The Delaware Supreme Court has held that, in discharging their responsibilities, directors may consider constituencies other than shareholders, such as creditors, customers, employees and perhaps even the community in general, as long as there are rationally related benefits accruing to shareholders as well. The Delaware Supreme Court has held, however, the concern for non-shareholder interests is inappropriate when a sale of the company is inevitable and an auction among active bidders is in progress. It is anticipated that the Delaware Certificate of Incorporation and Delaware By-laws will not directly discuss consideration of societal factors.

Effective Time

If the Re-Incorporation is approved, the Re-Incorporation will become effective upon the filing of, or at the later date and time specified in (as applicable), the Colorado Certificate of Conversion with the Secretary of State of Colorado and the Delaware Certificate of Conversion and the Delaware Certificate of Incorporation with the Secretary of State of Delaware, in each case upon acceptance thereof by the Colorado Secretary of State and the Delaware Secretary of State, as applicable. If the Re-Incorporation is approved, it is anticipated that the Board will cause the Re-Incorporation to be effected as promptly as reasonably possible following such approval. However, the Re-Incorporation may be delayed by the Board or the Plan of Conversion may be terminated and abandoned by action of the Board at any time prior to the effective time, whether before or after the approval by the Company's shareholders, if the Board determines for any reason, in its sole judgment and discretion, that the consummation of the Re-Incorporation should be delayed or would be inadvisable or not in the best interests of the Company and its shareholders, as the case may be.

Effect on Common Stock

Assuming the proposal to amend the Articles of Incorporation to effect the Reverse Split and the proposal to effect the Re-Incorporation are approved, after the effective date of the Re-Incorporation, the Common Stock will have a new committee on uniform securities identification procedures ("CUSIP") number, which is a number used to identify a company's equity securities, and stock certificates with the old CUSIP number will need to be exchanged for stock certificates with the new CUSIP number by following the procedures described in "Effect on Registered Certificated Shares" below.

After the effective date of the Re-Incorporation, the Company will continue to be subject to periodic reporting and other requirements of the Securities Exchange Act of 1934, as amended. The Common Stock will initially continue to be reported on the OTC Electronic Bulletin Board under the symbol "CGNW;" however, it is likely that we will seek to obtain a new trading symbol which would be more closely related to the BayHill Capital Corporation name . After the effective date of the Re-Incorporation, outstanding shares of Common Stock will remain fully paid and non-assessable. The Company will make all necessary filings with NASDAQ as required by SEC Rule 10b-17.

Effect of Not Obtaining the Required Vote for Approval

If the Re-Incorporation proposal fails to obtain the requisite vote for approval, the Re-Incorporation will not be consummated and the Company will continue to be incorporated in Colorado.

Effect on Registered Certificated Shares

Some of the Company's registered shareholders hold all their shares in certificate form. If any of your shares are held in certificate form, you will receive a transmittal letter from the Company's transfer agent, Computershare Trust Company, Inc. (the "Transfer Agent"), after the effective date of the Reverse Split. The letter of transmittal will contain instructions on how to surrender your certificate(s) representing your shares of the Common Stock ("Old Certificates") to the Transfer Agent in exchange for certificates representing the appropriate number of whole shares of Common Stock of the Company (or common stock of the Delaware-incorporated Company, as the case may be) as a result of the Re-Incorporation ("New Certificates"). No New Certificates will be issued to a shareholder until such shareholder has surrendered all Old Certificates, together with a properly completed and executed letter of transmittal, to the Transfer Agent. Consequently, you will need to surrender your Old Certificate(s) before you will be able to sell or transfer your stock.

Shareholders will then receive a New Certificate or certificates representing the number of whole shares of Common Stock of the Company (or BayHill Common Stock, as the case may be) into which their shares of Common Stock have been converted as a result of the Re-Incorporation. Until surrendered, we will deem outstanding Old Certificates held by shareholders to be canceled and only to represent the number of whole shares of BayHill Common Stock to which these shareholders are entitled.

Any Old Certificates submitted for exchange, whether because of a sale, transfer or other disposition of stock, will automatically be exchanged for certificates evidencing shares of BayHill Common Stock. If an Old Certificate has a restrictive legend on the back of the Old Certificate, a New Certificate evidencing shares of BayHill

Common Stock will be issued with the same restrictive legends, if any, that are on back of the Old Certificate(s). All expenses of the exchange will be borne by the Company.

Shareholders should not destroy any stock certificate(s). You should not send your old certificates to the Transfer Agent until you have received the letter of transmittal.

Accounting Treatment of the Re-Incorporation

If the proposal to approve the Re-Incorporation is approved at the Special Meeting and the Re-Incorporation is effected, all previously reported per share amounts will be restated to reflect the effect of the Re-Incorporation as though it had occurred at the beginning of the earliest period presented in the consolidated financial statements. In addition, the amounts reported on the consolidated balance sheets as common stock and additional paid in capital will also be restated to reflect the Re-Incorporation.

Regulatory Approval

To the Company's knowledge, the only required regulatory or governmental approval or filing necessary in connection with the consummation of the Re-Incorporation will be the filing of the Colorado Certificate of Conversion with the Secretary of State of Colorado and the filing of the Delaware Certificate of Incorporation and the Delaware Certificate of Conversion with the Secretary of State of Delaware.

Interested Parties

Except as described above with regard to potential benefits to be received by the officers and directors of the Company arising from the liability limitation and indemnification provisions under the DGCL, no director or executive officer of the Company has any interest, direct or indirect, in the Re-Incorporation other than any interest arising from the ownership of Common Stock.

Circular 230 Tax Disclosures

Certain federal income tax consequences of the proposed transactions described herein are discussed below in the Sections entitled "Certain Federal Income Tax Consequences of the Re-Incorporation". These discussions are based upon the Code, applicable Treasury Regulations, judicial authority and administrative rulings and practice, all as of the date hereof. We have not requested, and do not presently intend to request, a ruling from the Internal Revenue Service, or an opinion of counsel, regarding these tax issues. Further, these discussions do not address all federal income tax consequences that may be relevant to a particular holder of shares of Common Stock or options to acquire Common Stock, or any foreign, state or local tax considerations.

The following disclosures are intended to comply with applicable Treasury Regulations. The discussions of certain federal income tax consequences referenced above and set forth below are not intended or written to be used, and cannot be used by any taxpayer, for the purpose of avoiding penalties that may be imposed on the taxpayer. These discussions of certain federal income tax consequences are written to support the promotion or marketing of the transactions described herein. Accordingly, holders of Common Stock and options and other rights to acquire Common Stock are strongly urged to seek advice based on each holder's own particular circumstances from an independent tax advisor.

Certain Federal Income Tax Consequences of the Re-Incorporation

The following discussion addresses certain of the material federal income tax consequences of the Re-Incorporation that are applicable to holders of shares of Common Stock.

The Board believes that the Re-Incorporation of the Company from Colorado to Delaware will constitute a tax-free reorganization within the meaning of Section 368(a)(1)(F) of the Code. Accordingly, it would generally be the case for federal income tax purposes that: (i) no gain or loss will be recognized by the holders of shares of Common Stock upon consummation of the Re-Incorporation, (ii) the aggregate tax basis of shares of BayHill Common Stock received in the Re-Incorporation will be the same as the aggregate tax basis of shares of Common Stock exchanged in the Re-Incorporation, (iii) the holding period of the shares of BayHill Common Stock received in the Re-Incorporation will include the period for which shares of the Common Stock were held, and (iv) the Company will not recognize any gain or loss as a result of the Re-Incorporation.

Interconnection Between Adoption of the Amended and Restated Articles of Incorporation and Re-Incorporation

If the Re-Incorporation and each of the proposals related to the Amended and Restated Articles of Incorporation are all approved, it is anticipated that the Board will cause the Amended and Restated Articles of Incorporation and the Re-Incorporation to be effected as promptly as reasonably possible following such approval. It is expected that the Board will cause the Amended and Restated Articles of Incorporation to be adopted immediately prior to the Re-Incorporation. Nevertheless, the adoption of the Amended and Restated Articles of Incorporation, in whole or in part, may be delayed by the Board and not effected prior to the Re-Incorporation, or it may be abandoned by action of the Board at any time prior to the Effective Time, whether before or after the approval by our shareholders, if the Board determines for any reason, in its sole judgment and discretion, that the adoption of the Amended and Restated Articles of Incorporation should be delayed or would be inadvisable or not in the best interests of the Company and its shareholders, as the case may be.

If one or more of the proposals related to the Amended and Restated Articles of Incorporation are approved and the proposal to effect the Re-Incorporation is approved, the Board may determine to consummate some of the proposals, but not others. For example, even if all proposals discussed herein are approved, the Board may determine to adopt the Amended and Restated Articles of Incorporation, effecting the Reverse Split, Authorized Share Reduction and Name Change, but not the Re-Incorporation. On the other hand, the Board may determine not to effect the Reverse Split or Authorized Share Reduction, but may give effect to the Name Change and the Re-Incorporation.

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE RE-INCORPORATION.

PROPOSAL NO. 5:  APPROVAL OF THE COGNIGEN NETWORKS, INC. 2008 STOCK INCENTIVE PLAN

General

On February ___, 2008, the Board approved the Cognigen Networks, Inc. 2008 Stock Incentive Plan (the “Stock Incentive Plan”), subject to approval by the Company shareholders at the Special Meeting. The following description summarizes the principal features of the Stock Incentive Plan, but is qualified in its entirety by reference to the full text of the Stock Incentive Plan as set forth on Appendix E to this Proxy Statement.

Description of the Plan

Purpose. The purpose of the Stock Incentive Plan is to assist the Company and its subsidiaries in attracting and retaining selected individuals to serve as directors, employees, consultants and advisors. The Board believes that such individuals will contribute to our success in achieving our long-term objectives, which will inure to the benefit of all shareholders of the Company, through the incentives inherent in the awards granted under the Stock Incentive Plan.

Eligibility. All directors, employees, consultants and advisors of the Company and its subsidiaries are eligible to receive awards under the Stock Incentive Plan.

Administration. The Stock Incentive Plan will be administered by the Compensation Committee of the Board. The Compensation Committee has the authority to interpret and construe all provisions of the Stock Incentive Plan and to make all decisions and determinations relating to the operation of the Stock Incentive Plan, including the authority and discretion to: (i) select the individuals to receive stock option grants or other awards; (ii) determine the time or times when stock option grants or other awards will be granted and will vest; and (iii) establish the terms and conditions upon which awards may be exercised.

Duration. The Stock Incentive Plan will be effective on the date it is approved by the shareholders of the Company and continue until the tenth anniversary of such approval date. If shareholder approval is not obtained, the Stock Incentive Plan will be null and void.

Shares Subject to Plan. Upon shareholder approval, a maximum of  15,000,000 shares of Common Stock (which would become 300,000 shares of BayHill Common Stock if the proposals to approve the Reverse Split and the Re-Incorporation are approved and effected) will be available for issuance under the Stock Incentive Plan. Any shares subject to options or stock appreciation rights will be counted against the shares available for issuance as one (1) share for every share subject thereto. Any shares subject to awards other than options or stock appreciation rights will be counted against the shares available for issuance as two and one-half (2.5) shares for every one (1) share subject thereto. If an award under the Stock Incentive Plan is forfeited or is settled in cash, the subject shares shall again be available for grant under the Stock Incentive Plan (such forfeited or settled shares, “Recycled Shares”). To the extent that a share that was subject to an award that counted as one (1) share against the Stock Incentive Plan reserve becomes a Recycled Share, the Stock Incentive Plan will be credited with one (1) share. To the extent that a share that was subject to an award that counted as two and one-half (2.5) shares against the Stock Incentive Plan reserve becomes a Recycled Share, the Stock Incentive Plan will be credited with two and one-half (2.5) shares. The following types of shares of Common Stock may not become again available for grant under the Stock Incentive Plan: (i) shares subject to an option or stock appreciation right that expire at the conclusion of the applicable term without being exercised; (ii) shares tendered by the participant or withheld by the Company in payment of the purchase price of an option or in satisfaction of any tax withholding obligation; (iii) shares repurchased by the Company with option proceeds; or (iv) shares subject to a stock appreciation right that are not issued in connection with the stock settlement of the stock appreciation right on exercise thereof.

In the event the outstanding shares of Common Stock are increased, decreased, changed into, or exchanged for a different number or kind of shares or securities through reorganization, merger, recapitalization, reclassification, stock split, reverse stock split or similar transaction (a “Recapitalization”), the maximum number of shares available for issuance under the Stock Incentive Plan will be proportionately adjusted.

Awards Under the Stock Incentive Plan

The Stock Incentive Plan provides for the following types of awards (“Awards”): (i) stock options; (ii) stock appreciation rights; (iii) restricted stock; (iv) restricted stock units; and (v) performance awards.

Stock Options. The Compensation Committee may from time to time award options to any participant subject to the limitations described above. Stock options give the holder the right to purchase shares of the Common Stock within a specified time at a specified price. Two types of stock options may be granted under the Stock Incentive Plan: incentive stock options, or “ISOs,” which are subject to special tax treatment as described below, and nonstatutory options, or “NSOs.” Eligibility for ISOs is limited to employees of the Company and its subsidiaries. The exercise price of an option cannot be less than the fair market value of a share of Common Stock at the time of grant. The expiration dates of options cannot be more than seven years after the date of the original grant. Other than pursuant to a Recapitalization, the Compensation Committee may not without the approval of the Company’s shareholders (i) lower the exercise price of an option after it is granted, (ii) cancel an option when the exercise price exceeds the fair market value of the underlying shares in exchange for another Award, or (iii) take any other action with respect to an option that may be treated as a repricing under the rules and regulations of The Nasdaq Stock Market. Prior to the issuance of shares upon the exercise of an option, no right to vote or receive dividends or any other rights as a shareholder will exist with respect to the underlying shares.

Stock Appreciation Rights. The Compensation Committee may grant stock appreciation rights under the Stock Incentive Plan. A stock appreciation right entitles the holder upon exercise to receive an amount in cash, shares of Common Stock, other property, or a combination thereof (as determined by the Compensation Committee), computed by reference to appreciation in the value of the Common Stock. The exercise price of a stock appreciation right cannot be less than the fair market value of a share of Common Stock at the time of grant. The expiration dates of stock appreciation rights cannot be more than seven years after the date of the original grant. Other than pursuant to a Recapitalization, the Compensation Committee may not without the approval of the Company’s shareholders (i) lower the exercise price of a stock appreciation right after it is granted, (ii) cancel a stock appreciation right when the exercise price exceeds the fair market value of the underlying shares in exchange for another Award, or (iii) take any other action with respect to a stock appreciation right that may be treated as a repricing under the rules and regulations of The Nasdaq Stock Market. Prior to the issuance of shares upon the exercise of a stock appreciation right, no right to vote or receive dividends or any other rights as a shareholder will exist with respect to the underlying shares.

Restricted Stock. The Compensation Committee may grant restricted shares of Common Stock to such persons, in such amounts, and subject to such terms and conditions (including the attainment of performance criteria) as our Compensation Committee shall determine in its discretion. Awards of restricted shares of the Common Stock may be made in exchange for services or other lawful consideration. Generally, awards of restricted shares of Common Stock are subject to the requirement that the shares be forfeited to the Company unless specified conditions are met. Grants of restricted shares of Common Stock will have a vesting period as designated in the award agreement granting such restricted shares. Subject to these restrictions, conditions and forfeiture provisions, any recipient of an award of restricted stock will have all the rights of a shareholder of the Company, including the right to vote the shares.

Restricted Stock Units. The Compensation Committee may grant units having a value equal to an identical number of shares of Common Stock to such persons, in such amounts, and subject to such terms and conditions (including the attainment of performance criteria) as our Compensation Committee shall determine in its discretion. If the requirements specified by our Compensation Committee are met, the grantee of such units will receive shares of Common Stock, cash, other property, or any combination thereof, equal to the fair market value of the corresponding number of shares of Common Stock.

Performance Awards. The Compensation Committee may also make awards of performance shares or performance units subject to the satisfaction of specified performance criteria. Performance awards may be paid in shares of Common Stock, cash, other property, or any combination thereof. The performance criteria governing performance awards may be based upon one or any combination of the following: net sales; revenue; revenue growth; operating income; pre- or after-tax income (before or after allocation of corporate overhead and bonus); net earnings; earnings per share; net income; division, group or corporate financial goals; return on equity; total shareholder return; return on assets or net assets; attainment of strategic and operational initiatives; appreciation in and/or maintenance of the price of the Common Stock or any other publicly-traded securities of the Company; market share; gross profits; earnings (including earnings before taxes, earnings before interest and taxes or earnings before interest, taxes, depreciation and amortization); economic value-added models; comparisons with various stock market indices; reductions in costs; cash flow (before or after dividends) cash flow per share (before or after dividends); return on capital; or revenue per employee.

Limitations on Grants

Subject to adjustment for a Recapitalization, no Stock Incentive Plan participant may be granted (i) options or stock appreciation rights during any rolling 36-month period with respect to more than 5,000,000 shares of Common Stock or (ii) restricted stock, restricted stock units, or performance awards that are denominated in shares of Common Stock in any rolling 36-month period with respect to more than 2,500,000 shares of Common Stock (the “Limitations”). Additionally, the maximum dollar value payable to any participant in any rolling 12-month period with respect to performance awards is $500,000. If an Award is cancelled, the cancelled Award shall continue to be counted toward the applicable Limitations.

General Provisions

Unless authorized by the Compensation Committee in the agreement evidencing an Award granted under the Stock Incentive Plan, Awards may not be transferred other than by will or the laws of descent and distribution, and may be exercised during the participant’s lifetime only by the participant or the participant’s guardian or legal representative. The Board may, from time to time, alter, amend, suspend or terminate the Stock Incentive Plan. No grants may be made under the plan following the date of termination, although grants made prior to that date may remain outstanding following the termination of the Stock Incentive Plan until their scheduled expiration date.

Certain Federal Income Tax Consequences

Tax Consequences to Participants

The following is a brief summary of certain of United States federal income tax consequences relating to awards under the Stock Incentive Plan. This summary is not intended to be complete and does not describe state, local, foreign, or other tax consequences. The tax information summarized is not tax advice.

Nonqualified Stock Options (“NSOs”). In general, (i) no income will be recognized by an optionee at the time an NSO is granted; (ii) at the time of exercise of an NSO, ordinary income will be recognized by the optionee in an amount equal to the difference between the option price paid for the shares of Common Stock and the fair market value of the shares, if unrestricted, on the date of exercise; and (iii) at the time of sale of shares of Common Stock acquired pursuant to the exercise of an NSO, appreciation (or depreciation) in value of the shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

Incentive Stock Options (“ISOs”). No income will be recognized by an optionee upon the grant of an ISO. In general, no income will be recognized upon the exercise of an ISO. However, the difference between the option price paid and the fair market value of the shares at exercise may constitute a preference item for the alternative minimum tax. If shares of Common Stock are issued to the optionee pursuant to the exercise of an ISO, and if no disqualifying disposition of such shares is made by such optionee within two years after the date of the grant or within one year after the transfer of such shares to the optionee, then upon sale of such shares, any amount realized in excess of the option price will be taxed to the optionee as a long-term capital gain and any loss sustained will be a long-term capital loss.

If shares of Common Stock acquired upon the timely exercise of an ISO are disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at the time of exercise (or, if less, the amount realized on the disposition of such shares if a sale or exchange) over the option price paid for such shares. Any further gain (or loss) realized by the participant generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period.

Stock Appreciation Rights. No income will be recognized by a participant in connection with the grant of a stock appreciation right. When the stock appreciation right is exercised, the participant normally will be required to include as taxable ordinary income in the year of exercise an amount equal to the amount of cash received and the fair market value of any unrestricted shares of Common Stock or other property received on the exercise.

Restricted Stock. The recipient of restricted shares of Common Stock generally will not be subject to tax until the shares are no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Code (the “Restrictions”). At such time the recipient will be subject to tax at ordinary income rates on the fair market value of the restricted shares (reduced by any amount paid by the participant for such restricted shares). However, a recipient who so elects under Section 83(b) of the Code within 30 days of the date of transfer of the shares will have taxable ordinary income on the date of transfer of the shares equal to the excess of the fair market value of such shares (determined without regard to the Restrictions) over the purchase price, if any, of such restricted shares. Any appreciation (or depreciation) realized upon a later disposition of such shares will be treated as long-term or short-term capital gain (or loss) depending upon how long the shares have been held. If a Section 83(b) election has not been made, any dividends received with respect to restricted shares that are subject to the restrictions generally will be treated as compensation that is taxable as ordinary income to the participant.

Restricted Stock Units. Generally, no income will be recognized upon the award of restricted stock units. The recipient of a restricted stock unit award generally will be subject to tax at ordinary income rates on any cash received and the fair market value of any unrestricted shares of Common Stock or other property on the date that such amounts are transferred to the participant under the award (reduced by any amount paid by the participant for such restricted stock units).

Performance Awards. No income generally will be recognized upon the grant of a performance award. Upon payment in respect of a performance award, the recipient generally will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash received and the fair market value of any nonrestricted shares of Common Stock or other property received.

Tax Consequences to the Company

To the extent that a participant recognizes ordinary income in the circumstances described above, the Company or the subsidiary for which the participant performs services will be entitled to a corresponding deduction provided that, among other things, (i) the income meets the test of reasonableness, (ii) is an ordinary and necessary business expense, (iii) is not an “excess parachute payment” within the meaning of Section 280G of the Code, and (iv) is not disallowed by the $1 million limitation on certain executive compensation under Section 162(m) of the Code.

Value of Benefits

The Company is unable to determine the amount of benefits that may be received by participants under the Stock Incentive Plan if adopted, as grants of awards are discretionary with the Compensation Committee.

Certain Interests of Directors

In considering the recommendation of the Board with respect to the Stock Incentive Plan, shareholders should be aware that the members of the Board have certain interests, which may present them with conflicts of interest in connection with such proposal. As discussed above, directors are eligible to receive awards under the Stock Incentive Plan. The Board recognizes that adoption of the Stock Incentive Plan may benefit the Company’s directors and their successors, but believes that approval of the Stock Incentive Plan will advance the Company’s interests and the interests of its shareholders by encouraging directors, employees, consultants and advisors to make significant contributions to the Company’s long-term success.

Required Vote for Approval of the Stock Incentive Plan

The proposal to adopt the Stock Incentive Plan requires that the votes cast by shareholders approving the action exceed the votes cast by the shareholders opposing the action who are either present in person or represented by proxy at the Special Meeting.

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" ADOPTION OF THE STOCK INCENTIVE PLAN.

ADDITIONAL INFORMATION

We are subject to the informational requirements of the Exchange Act and in accordance therewith file reports, proxy, and information statements, and other information with the SEC. Such reports, proxy, and information statements, and other information we file can be inspected and copied at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. Copies of such materials can be obtained from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The SEC maintains a World Wide Web site that contains reports, proxy, and information statements, and other information filed through the SEC's Electronic Data Gathering, Analysis and Retrieval System. This Web site can be accessed at http://www.sec.gov.

Special Report

To the extent  requested in writing, we will provide to each person solicited, without charge, a copy of our most recent Annual Report on Form 10-KSB, including the financial statements and financial statement schedules, required to be filed with the Securities and Exchange Commission pursuant to Rule 13a-1 under the Securities Exchange Act of 1934. You may obtain a copy by writing to the President of the Company at 10757 South Riverfront Parkway, Suite 125, South Jordan, Utah 84095.